Exhibit 99.1

CONTACT:	Mike Keim
UNIVEST CORPORATION OF PENNSYLVANIA
Chief Financial Officer
215-721-2511, keimm@univest.net

FOR IMMEDIATE RELEASE

UNIVEST CORPORATION OF PENNSYLVANIA – UNIVEST

BANK AND TRUST CO. – REPORTS FIRST QUARTER EARNINGS

SOUDERTON, Pa., April 23, 2014 – Univest Corporation of Pennsylvania (“Univest”) (NASDAQ: UVSP), parent company of Univest Bank and Trust Co. and its insurance, investments and equipment financing subsidiaries, today announced financial results for the quarter ended March 31, 2014. Univest reported net income of $5.7 million or $0.35 diluted earnings per share for the quarter ended March 31, 2014, a 6% increase from reported net income of $5.4 million or $0.32 diluted earnings per share for the quarter ended March 31, 2013.

Loans

Gross loans and leases increased $19.0 million or 1% from December 31, 2013 and $73.1 million or 5% from March 31, 2013. The growth in loans from December 31, 2013 was primarily in commercial business loans. The growth from March 31, 2013 occurred in commercial and residential real estate loans and equipment financing as economic conditions have slowly improved. While the longer-term economic outlook remains positive, household income and spending levels continue to remain stagnant. In the short-term, we anticipate that this will restrain overall credit demand and the utilization of available credit lines by both businesses and consumers.

Deposits

Total deposits declined $4.7 million from December 31, 2013 primarily due to a decrease in public funds partially offset by increases in non-interest bearing demand and savings deposits. Total deposits increased $25.2 million from March 31, 2013; the lower interest rate environment continues to result in a shift in consumer deposits from time deposits to noninterest-bearing and savings deposits.

Net Interest Income and Margin

Net interest income of $17.9 million for the first quarter of 2014 was consistent with the same period in 2013. The net interest margin on a tax-equivalent basis for the first quarter of 2014 increased 14 basis points to 3.96%, compared to 3.82% for both the fourth and first quarters of 2013. The increase in the first quarter net interest margin from the prior year was primarily attributable to the redemption of Univest’s trust preferred securities and termination of the related interest rate swap during the second quarter of 2013, maturities of higher yielding time deposits, a decline in the rate paid on time deposits and a reduction in lower yielding investment securities.

Non-Interest Income

Non-interest income for the quarter ended March 31, 2014 was $12.1 million, an increase of $666 thousand or 6% from the comparable period in the prior year. Investment advisory commission and fee income increased $1.2 million for the quarter primarily due to the acquisition of Girard Partners effective January 1, 2014. Insurance commission and fee income increased $809 thousand for the quarter, primarily due to an increase in contingency revenues and the acquisition of the John T. Fretz Insurance Agency on May 1, 2013. These favorable increases were partially offset by a $1.3 million decrease in the net gain on mortgage banking activities. Higher interest rates have reduced refinance activity while the harsh winter we experienced restrained purchase activity, leading to a 79% decline in funded loan volume in the first quarter of 2014 from the comparable period in 2013.

Non-Interest Expense

Non-interest expense for the quarter ended March 31, 2014 was $20.9 million, an increase of $647 thousand or 3% compared to the first quarter of 2013. Intangible expenses increased $551 thousand and salaries and benefit expense increased $811 thousand primarily attributable to the Girard and Fretz acquisitions. These unfavorable variances were partially offset by a decrease in commission expense of $525 thousand mainly due to the decline in mortgage banking activity. Premises and equipment expenses increased $507 thousand mainly due to increased costs related to computer equipment and software, snow removal, a new leased office location in the Lehigh Valley and the Girard acquisition. In addition, non-interest expense during the first quarter of 2013 included restructuring charges of $539 thousand.

Asset Quality and Provision for Loan and Lease Losses

Non-accrual loans and leases, including non-accrual troubled debt restructured loans, decreased to $19.3 million at March 31, 2014, from $23.2 million at December 31, 2013 and $28.9 million at March 31, 2013. The $3.9 million decrease in non-accrual loans from December 31, 2013 was mainly due to the sale of a commercial real estate loan for $2.5 million and the payoff of another commercial real estate loan for $1.3 million. Net loan and lease charge-offs were $1.4 million during the first quarter of 2014, compared to $1.6 million for the first quarter of 2013. Non-accrual loans and leases as a percentage of total loans and leases held for investment were 1.24% at March 31, 2014 compared to 1.51% at December 31, 2013 and 1.94% at March 31, 2013.

Accruing troubled debt restructured loans decreased to $7.0 million at March 31, 2014 from $7.9 million at December 31, 2013 and $13.0 million at March 31, 2013. The decrease of $6.0 million from March 31, 2013 was primarily due to the payoff in December 2013 of a large shared national commercial real estate credit with an outstanding principal balance of $5.8 million.

The provision for loan and lease losses was $1.5 million for the first quarter of 2014, compared to $2.1 million for the first quarter of 2013. The allowance for loan and lease losses as a percentage of loans and leases held for investment was 1.57% at March 31, 2014 compared to 1.59% at December 31, 2013 and 1.70% at March 31, 2013. The allowance for loan and lease losses to nonaccrual loans and leases held for investment equaled 127.38% at March 31, 2014 compared to 105.42% at December 31, 2013 and 87.31% at March 31, 2013.

Capital

Univest continues to remain well-capitalized at March 31, 2014. Total risk-based capital at March 31, 2014 was 13.27%, well in excess of the regulatory minimum for well-capitalized status of 10%.

Share Repurchase Plan

During the quarter, Univest repurchased 110,671 shares of common stock at a cost of $2.0 million under its 2013 Board approved share repurchase program. Shares available for future repurchases under the plan totaled 689,329 at March 31, 2014. Total shares outstanding at March 31, 2014 were 16,249,152.

Dividend

On February 26, 2014, Univest declared a quarterly cash dividend of $0.20 per share, payable on April 1, 2014. This represented a 3.83% annualized yield based on the closing price of Univest’s stock on the date the dividend was paid.

About Univest Corporation of Pennsylvania

Univest Corporation of Pennsylvania (UVSP), including its wholly-owned subsidiary, Univest Bank and Trust Co., has $2.2 billion in assets and over $3.0 billion in assets under management and supervision through its Wealth Management lines of business. Headquartered in Souderton, Pa. and founded in 1876, the Corporation and its subsidiaries provide a full range of financial solutions for individuals, businesses, municipalities and nonprofit organizations in the Mid-Atlantic Region. Univest delivers these services through a network of 40 offices in southeastern Pennsylvania extending to the Lehigh Valley, Maryland and online at www.univest.net.

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This press release of Univest Corporation of Pennsylvania and the reports Univest Corporation of Pennsylvania files with the Securities and Exchange Commission often contain “forward-looking statements” relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Univest Corporation of Pennsylvania. These forward-looking statements involve certain risks and uncertainties. There are a number of important factors that could cause Univest Corporation of Pennsylvania’s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce net interest margins; (3) changes in prepayment speeds, loan sale volumes, charge-offs and loan loss provisions; (4) general economic conditions; (5) legislative or regulatory changes that may adversely affect the businesses in which Univest Corporation of Pennsylvania is engaged; (6) technological issues which may adversely affect Univest Corporation of Pennsylvania’s financial operations or customers; (7) changes in the securities markets or (8) risk factors mentioned in the reports and registration statements Univest Corporation of Pennsylvania files with the Securities and Exchange Commission. Univest Corporation of Pennsylvania undertakes no obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2014

(Dollars in thousands)
Balance Sheet (Period End)	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Assets	$2,201,194	$2,191,559	$2,252,996	$2,255,601	$2,263,036
Investment securities	381,724	402,284	462,573	485,460	508,751
Loans held for sale	1,856	2,267	3,489	3,609	3,606
Loans and leases held for investment, gross	1,560,446	1,541,484	1,526,241	1,499,993	1,487,375
Allowance for loan and lease losses	24,567	24,494	24,835	24,718	25,222
Loans and leases held for investment, net	1,535,879	1,516,990	1,501,406	1,475,275	1,462,153
Total deposits	1,839,760	1,844,498	1,889,046	1,873,051	1,814,610
Noninterest-bearing deposits	426,430	411,714	394,983	398,906	380,447
NOW, money market and savings	1,145,994	1,161,995	1,204,281	1,175,129	1,127,643
Time deposits	267,336	270,789	289,782	299,016	306,520
Borrowings	41,486	37,256	46,733	66,007	124,895
Shareholders’ equity	283,296	280,506	274,754	279,588	284,784

Balance Sheet (Average)	For the three months ended,
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Assets	$2,172,551	$2,208,995	$2,233,124	$2,251,298	$2,233,147
Investment securities	390,630	447,672	479,442	495,154	497,032
Loans and leases, gross	1,550,346	1,527,330	1,506,850	1,478,309	1,484,043
Deposits	1,823,589	1,858,905	1,875,578	1,812,100	1,790,108
Shareholders’ equity	282,574	275,983	280,245	284,491	285,558

Asset Quality Data (Period End)
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13

Nonaccrual loans and leases, including nonaccrual troubled debt restructured loans and leases	$19,287	$23,235	$23,974	$25,207	$28,887
Accruing loans and leases 90 days or more past due	581	413	1,954	521	366
Accruing troubled debt restructured loans and leases	7,036	7,943	14,106	13,696	13,037
Other real estate owned	1,650	1,650	1,650	1,650	3,616
Nonperforming assets	28,554	33,241	41,684	41,074	45,906
Allowance for loan and lease losses	24,567	24,494	24,835	24,718	25,222
Nonaccrual loans and leases / Loans and leases held for investment	1.24%	1.51%	1.57%	1.68%	1.94%
Nonperforming loans and leases / Loans and leases held for investment	1.72%	2.05%	2.62%	2.63%	2.84%
Allowance for loan and lease losses / Loans and leases held for investment	1.57%	1.59%	1.63%	1.65%	1.70%
Allowance for loan and lease losses / Nonaccrual loans and leases held for investment	127.38%	105.42%	103.59%	98.06%	87.31%
Allowance for loan and lease losses / Nonperforming loans and leases held for investment	91.31%	77.53%	62.03%	62.70%	59.64%

	For the three months ended,
	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Net loan and lease charge-offs	$1,402	$1,955	$3,977	$3,950	$1,598
Net loan and lease charge-offs (annualized)/Average loans and leases	0.37%	0.51%	1.05%	1.07%	0.44%

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2014

(Dollars in thousands, except per share data)
	For the three months ended,
For the period:	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13
Interest income	$18,946	$19,172	$19,457	$19,461	$19,489
Interest expense	998	1,080	1,138	1,353	1,546

Net interest income	17,948	18,092	18,319	18,108	17,943
Provision for loan and lease losses	1,475	1,614	4,094	3,446	2,074

Net interest income after provision	16,473	16,478	14,225	14,662	15,869
Noninterest income:
Trust fee income	1,899	2,054	1,736	1,779	1,734
Service charges on deposit accounts	1,014	1,118	1,149	1,098	1,086
Investment advisory commission and fee income	3,049	1,988	1,740	2,018	1,896
Insurance commission and fee income	3,332	2,172	2,309	2,391	2,523
Bank owned life insurance income	378	496	1,555	413	504
Net gain on sales of investment securities	142	439	1,426	1,339	185
Net gain on mortgage banking activities	349	476	935	1,416	1,696
Net gain (loss) on sales and write downs of other real estate owned	—	176	198	252	—
Loss on termination of interest rate swap	—	—	—	(1,866)	—
Other income	1,978	2,197	2,154	2,151	1,851

Total noninterest income	12,141	11,116	13,202	10,991	11,475
Noninterest expense:
Salaries and benefits	10,671	10,542	9,761	9,359	9,860
Commissions	1,590	1,983	2,026	2,388	2,115
Premises and equipment	3,088	2,836	2,697	2,620	2,581
Professional fees	852	1,184	771	836	767
Intangible expenses	760	356	275	(683)	209
Restructuring charges	—	—	(5)	—	539
Other expense	3,922	4,722	4,463	4,766	4,165

Total noninterest expense	20,883	21,623	19,988	19,286	20,236

Income before taxes	7,731	5,971	7,439	6,367	7,108
Income taxes	2,005	1,049	1,400	1,537	1,710

Net income	$5,726	$4,922	$6,039	$4,830	$5,398

Per common share data:
Book value per share	$17.43	$17.22	$16.87	$16.76	$16.99
Net income per share:
Basic	$0.35	$0.30	$0.36	$0.29	$0.32
Diluted	$0.35	$0.30	$0.36	$0.29	$0.32
Dividends declared per share	$0.20	$0.20	$0.20	$0.20	$0.20
Weighted average shares outstanding	16,256,047	16,283,466	16,657,916	16,696,362	16,788,152
Period end shares outstanding	16,249,152	16,287,812	16,288,597	16,683,009	16,762,695

Univest Corporation of Pennsylvania

Consolidated Selected Financial Data

March 31, 2014

	For the three months ended,
Profitability Ratios (annualized)	03/31/14	12/31/13	09/30/13	06/30/13	03/31/13

Return on average assets	1.07%	0.88%	1.07%	0.86%	0.98%
Return on average shareholders’ equity	8.22%	7.08%	8.55%	6.81%	7.67%
Net interest margin (FTE)	3.96%	3.82%	3.83%	3.78%	3.82%
Efficiency ratio (1)	66.19%	70.43%	59.53%	63.24%	65.61%

Capitalization Ratios

Dividends declared to net income	56.72%	66.17%	55.24%	69.05%	62.21%
Shareholders’ equity to assets (Period End)	12.87%	12.80%	12.20%	12.40%	12.58%
Tangible common equity to tangible assets	9.74%	10.10%	9.55%	9.76%	10.08%

Regulatory Capital Ratios (Period End) (2)
Tier 1 leverage ratio	10.64%	10.85%	10.63%	10.61%	11.71%
Tier 1 risk-based capital ratio	12.00%	12.63%	12.47%	12.67%	14.10%
Total risk-based capital ratio	13.27%	13.90%	13.73%	13.95%	15.37%

(1)	Total operating expenses to net interest income before loan loss provision plus non-interest income adjusted for tax equivalent income.
(2)	In accordance with regulatory guidance, the trust preferred securities were removed from Tier 1 Capital at June 30, 2013.

	Distribution of Assets, Liabilities and Shareholders’ Equity: Interest Rates and Interest Differential
	For the Three Months Ended March 31,
Tax Equivalent Basis	2014			2013
	Average Balance	Income/ Expense	Average Rate	Average Balance	Income/ Expense	Average Rate
Assets:
Interest-earning deposits with other banks	$25,403	$14	0.22%	$48,347	$35	0.29%
U.S. Government obligations	131,302	331	1.02	174,408	477	1.11
Obligations of state and political subdivisions	107,756	1,456	5.48	121,686	1,579	5.26
Other debt and equity securities	151,572	720	1.93	200,938	895	1.81

Total interest-earning deposits and investments	416,033	2,521	2.46	545,379	2,986	2.22

Commercial, financial, and agricultural loans	392,173	3,898	4.03	438,434	4,676	4.33
Real estate—commercial and construction loans	591,064	6,888	4.73	544,865	6,658	4.96
Real estate—residential loans	282,002	2,558	3.68	257,435	2,455	3.87
Loans to individuals	38,646	584	6.13	42,781	596	5.65
Municipal loans and leases	175,149	2,121	4.91	134,450	1,716	5.18
Lease financings	71,312	1,632	9.28	66,078	1,557	9.56

Gross loans and leases	1,550,346	17,681	4.63	1,484,043	17,658	4.83

Total interest-earning assets	1,966,379	20,202	4.17	2,029,422	20,644	4.13

Cash and due from banks	29,949			32,275
Reserve for loan and lease losses	(25,326)			(25,245)
Premises and equipment, net	34,250			33,046
Other assets	167,299			163,649

Total assets	$2,172,551			$2,233,147

Liabilities:
Interest-bearing checking deposits	$313,666	$43	0.06	$244,089	$36	0.06
Money market savings	289,101	67	0.09	325,677	80	0.10
Regular savings	543,107	79	0.06	534,701	76	0.06
Time deposits	268,952	803	1.21	323,982	1,048	1.31

Total time and interest-bearing deposits	1,414,826	992	0.28	1,428,449	1,240	0.35

Short-term borrowings	39,631	6	0.06	102,444	17	0.07
Subordinated notes and capital securities	—	—	—	20,982	289	5.59

Total borrowings	39,631	6	0.06	123,426	306	1.01

Total interest-bearing liabilities	1,454,457	998	0.28	1,551,875	1,546	0.40

Noninterest-bearing deposits	408,763			361,659
Accrued expenses and other liabilities	26,757			34,055

Total liabilities	1,889,977			1,947,589

Shareholders’ Equity:
Common stock	91,332			91,332
Additional paid-in capital	65,270			64,721
Retained earnings and other equity	125,972			129,505

Total shareholders’ equity	282,574			285,558

Total liabilities and shareholders’ equity	$2,172,551			$2,233,147

Net interest income		$19,204			$19,098

Net interest spread			3.89			3.73
Effect of net interest-free funding sources			0.07			0.09

Net interest margin			3.96%			3.82%

Ratio of average interest-earning assets to average interest-bearing liabilities	135.20%			130.77%

Notes:	For rate calculation purposes, average loan and lease categories include unearned discount.
Nonaccrual loans and leases have been included in the average loan and lease balances.
Loans held for sale have been included in the average loan balances.
Tax-equivalent amounts for the three months ended March 31, 2014 and 2013 have been calculated using the Corporation’s federal applicable rate of 35.0%.